As filed with the Securities and Exchange Commission on June 24, 2011.
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Vanguard Health Systems, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	62-1698183 (I.R.S. Employer Identification Number)

Vanguard Health Systems, Inc.
20 Burton Hills Boulevard
Nashville, Tennessee 37215
(615) 665-6000
(Address, including zip code, and telephone number, including area code, of principal executive offices)

Vanguard Health Systems, Inc. 2004 Stock Incentive Plan
Vanguard Health Systems, Inc. 2011 Stock Incentive Plan
(Full Title of the Plan)

Ronald P. Soltman
Executive Vice President, General Counsel and Secretary
Vanguard Health Systems, Inc.
20 Burton Hills Boulevard, Suite 100
Nashville, Tennessee 37215
(615) 665-6000
(Name and address, including zip code, and telephone number, including area code, of agent for service)

With copies to:
Risë Norman
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

Title of
securities to be	Amount to be	Offering price per	Aggregate offering	Amount of
registered(1)	registered(1)	share	price	registration fee
Common Stock, par value $.01 per share	14,000,000 shares(2)	$18.00	$252,000,000	$29,257.20
Common Stock, par value $.01 per share	6,531,352 shares(3)	$18.00	$117,564,336	$13,649.22

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Covers 14,000,000 shares of common stock, par value $.01 per share, of Vanguard Health Systems, Inc. approved for issuance under the Vanguard Health Systems, Inc. 2011 Stock Incentive Plan.

(3)	Covers 6,531,352 shares of common stock, par value $.01 per share, of Vanguard Health Systems, Inc. approved for issuance under the Vanguard Health Systems, Inc. 2004 Stock Incentive Plan.

PART I
INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS
          The information specified in Items 1 and 2 of Part I of the Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of the Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the Vanguard Health Systems, Inc. 2004 Stock Incentive Plan and the Vanguard Health Systems, Inc. 2011 Stock Incentive Plan covered by this Registration Statement on Form S-8 (the “Registration Statement”) as required by Rule 428(b)(1).
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
          The following documents filed with the Securities and Exchange Commission (the “Commission”) by Vanguard Health Systems, Inc. (the “Company”) pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference in this Registration Statement:
(a)	the Company’s Prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act, relating to the registration statement on Form S-1 (File No. 333-173547) (the “Form S-1”);

(b)	the Company’s registration statement on Form 8-A filed with the Commission pursuant to Section 12(b) of the Securities Act, relating to the Company’s common stock;

(c)	the Company’s Annual Report on Form 10-K for the year ended June 30, 2010, filed with the Commission on August 26, 2010;

(d)	the Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended September 30, 2010, December 31, 2010 and March 31, 2011, filed with the Commission on November 9, 2010, February 9, 2011 and May 10, 2011, respectively; and

(e)	the Company’s Current Reports on Form 8-K filed with the Commission on July 19, 2010; August 4, 2010; August 26, 2010; October 13, 2010; October 27, 2010; November 4, 2010; November 8, 2010; November 18, 2010; January 5, 2011; January 18, 2011; January 19, 2011; January 20, 2011; January 21, 2011; January 26, 2011; January 28, 2011; February 7, 2011; February 22, 2011; April 12, 2011; and May 10, 2011.
          All documents that the Company subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.
          Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities.
     Not applicable.
Item 5. Interests of Named Experts and Counsel.

     Not applicable.
Item 6. Indemnification of Directors and Officers.
     Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) allows a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. The Company’s amended and restated certificate of incorporation provides for this limitation of liability.
     Section 145 of the DGCL, or Section 145, provides that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who were or are a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.
     Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.
     The Company’s amended and restated certificate of incorporation provides that the Company must indemnify its directors and officers to the fullest extent authorized by the DGCL and must also pay expenses incurred in defending any such proceeding in advance of its final disposition upon delivery of an undertaking, by or on behalf of an indemnified person, to repay all amounts so advanced if it should be determined ultimately that such person is not entitled to be indemnified under this section or otherwise.
     The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of the Company’s amended and restated certificate of incorporation, the Company’s amended and restated bylaws, agreement, vote of stockholders or disinterested directors or otherwise.
     The Company has entered into an indemnification agreement with each of its directors and executive officers. The indemnification agreement supplements existing indemnification provisions in the Company’s amended and restated bylaws and in it the Company agrees, subject to certain exceptions, to the fullest extent then permitted by the DGCL, (1) to indemnify the director or executive officer and (2) to pay expenses incurred by the director or executive officer in any proceeding in advance of the final disposition of such proceeding, with the primary purpose of the agreement being to provide specific contractual assurances to the Company’s directors and executive officers in respect of these indemnification protections which could not be altered by future changes to the Company’s current bylaw indemnification provisions.
     The Company expects to maintain standard policies of directors’ and officers’ liability insurance.

Item 7. Exemption from Registration Claimed.
     Not applicable.
Item 8. Exhibits.
     The following exhibits are filed as part of this Registration Statement:

Exhibit
Number	Description of Document
4.1	Form of Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of the Form S-1)

4.2	Form of Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 of the Form S-1)

5.1	Opinion of Simpson Thacher & Bartlett LLP

10.1	Vanguard Health Systems, Inc. 2004 Stock Incentive Plan (incorporated by reference to Exhibit 10.8 of the Form S-1)

10.2	Amendment Number 1 to the Vanguard Health Systems, Inc. 2004 Stock Incentive Plan, effective November 28, 2005 (incorporated by reference to Exhibit 10.35 of the Form S-1)

10.3	Amendment Number 2 to the Vanguard Health Systems, Inc. 2004 Stock Incentive Plan, effective February 15, 2006 (incorporated by reference to Exhibit 10.36 of the Form S-1)

10.4	Amendment Number 3 to the Vanguard Health Systems, Inc. 2004 Stock Incentive Plan, effective April 15, 2006 (incorporated by reference to Exhibit 10.37 of the Form S-1)

10.5	Amendment Number 4 to the Vanguard Health Systems, Inc. 2004 Stock Incentive Plan, effective November 13, 2006 (incorporated by reference to Exhibit 10.38 of the Form S-1)

10.6	Amendment Number 5 to the Vanguard Health Systems, Inc. 2004 Stock Incentive Plan, effective June 30, 2008 (incorporated by reference to Exhibit 10.47 of the Form S-1)

10.7	Amendment Number 6 to the Vanguard Health Systems, Inc. 2004 Stock Incentive Plan, effective February 13, 2009 (incorporated by reference to Exhibit 10.59 of the Form S-1)

10.8	Amendment Number 7 to the Vanguard Health Systems, Inc. 2004 Stock Incentive Plan (incorporated by reference to Exhibit 10.70 of the Form S-1)

10.9	Form of Performance Option Under 2004 Stock Incentive Plan (incorporated by reference to Exhibit 10.19 of the Form S-1)

10.10	Form of Time Option Under 2004 Stock Incentive Plan (incorporated by reference to Exhibit 10.20 of the Form S-1)

10.11	Form of Liquidity Event Option Under 2004 Stock Incentive Plan (incorporated by reference to Exhibit 10.21 of the Form S-1)

10.12	Form of Restricted Stock Unit Agreement (Time Vesting RSUs) used under Vanguard Health Systems, Inc. 2004 Stock Incentive Plan (incorporated by reference to Exhibit 10.28 of the Form S-1)

10.13	Form of Restricted Stock Unit Agreement (Liquidity Event RSUs) used under Vanguard Health Systems, Inc. 2004 Stock Incentive Plan (incorporated by reference to Exhibit 10.29 of the Form S-1)

Exhibit
Number	Description of Document
10.14	Vanguard Health Systems, Inc. 2011 Stock Incentive Plan

10.15	Form of Nonqualified Stock Option Agreement (Conversion Replacement Award) Under 2011 Stock Incentive Plan (incorporated by reference to Exhibit 10.86 of the Form S-1)

10.16	Form of Restricted Stock Award Agreement (Conversion Replacement Award) Under 2011 Stock Incentive Plan (incorporated by reference to Exhibit 10.87 of the Form S-1)

23.1	Consent of Ernst & Young LLP as to Vanguard Health Systems, Inc.

23.2	Consent of Ernst & Young LLP as to The Detroit Medical Center and Subsidiaries

23.3	Consent of KPMG LLP as to West Suburban Medical Center and Westlake Hospital

23.4	Consent of Simpson Thacher & Bartlett LLP (included as part of Exhibit 5.1)

24.1	Power of Attorney (included in the signature pages to this Registration Statement)
Item 9. Undertakings.
(a) The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.
(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the

Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on June 24, 2011.

VANGUARD HEALTH SYSTEMS, INC.
By:	/s/ Ronald P. Soltman
	Name:	Ronald P. Soltman
	Title:	Executive Vice President, General Counsel and Secretary

POWER OF ATTORNEY
          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Ronald P. Soltman and Gary D. Willis his true and lawful attorney-in-fact, with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorneys-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on June 24, 2011.

Signature	Title

/s/ Charles N. Martin, Jr.	Chairman of the Board & Chief Executive Officer;
Charles N. Martin, Jr	Director

/s/ Phillip W. Roe	Executive Vice President, Chief Financial Officer &
Phillip W. Roe	Treasurer

/s/ Gary D. Willis	Senior Vice President, Controller & Chief Accounting
Gary D. Willis	Officer

/s/ Michael A. Dal Bello	Director
Michael A. Dal Bello

/s/ Stephen R. D’Arcy	Director
Stephen R. D’Arcy

/s/ Robert Galvin, MD	Director
Robert Galvin, MD

/s/ M. Fazle Husain	Director
M. Fazle Husain

/s/ James A. Quella	Director
James A. Quella

/s/ Neil P. Simpkins	Director
Neil P. Simpkins